UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2014

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 7, 2014, CONSOL Energy Inc. (CONSOL Energy) issued two press releases.

The first press release announced CONSOL Energy’s 2014 first quarter operational results. A copy of the operational results release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The second press release announced that CONSOL Energy intends, subject to market and other conditions, to offer and sell to eligible purchasers $1.6 billion of senior notes due 2022 in a private offering. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Additionally, CONSOL Energy is furnishing the following information pursuant to Regulation FD:

1.	Potential Drilling Locations. The following table sets forth the potential drilling locations by play for CONSOL Energy’s proved and unproved acreage.

Play	Proved	Unproven	Total
Marcellus Shale	1,414	8,024	9,438
Utica Shale	45	1,929	1,974
Upper Devonian	5	2,884	2,889
CBM	3,806	5,603	9,409
Conventional	9,997	71,871	81,868

Total	15,267	90,311	105,578

Note: All drilling locations are as of December 31, 2013 and exclude Huron, Chattanooga, and New Albany Shales. Locations are based on acreage prospective to each reservoir/play risked for culture and geography and allocated based on expected drainage areas.

2.	Wet/Dry Shale Acreage. The following table sets forth the number of CONSOL Energy’s wet and dry net acres by play.

	Wet Net Acres	Dry Net Acres
Upper Devonian	190,000	155,00
Marcellus	175,000	262,000
Utica	84,000	25,000

Total	449,000	442,000

3.	2014 Well Data Estimates. The following table sets forth certain well data estimates for 2014 by operating region.

	Southwest PA	Central PA	Northern WV
2014E Average EUR/Well (Bcfe)(1)	13.2	9.4	10.5
2014E EUR/1,000 Ft Lateral (Bcfe)	2.0	1.4	1.7
2014E Average Lateral Length (ft)	6,600	6,700	6,200
2014E Wells To Be Drilled	44	9	23

(1)	These estimates assume utilization of reduced cluster spacing (RCS)/short stage length (SSL) completions and are based on well results through March 31, 2014 utilizing such completion techniques.

4.	Price Uplift from Wet Gas.

By applying the March 2014 NYMEX settlement of $4.885 per MMBtu and February realized pricing for natural gas liquids (NGLs) and condensate in the Marcellus Shale, we compute, for illustration purposes only, $5.23 per Mcf for 1,070 Btu of dry gas, and $8.57 per Mcf for wet gas, both in the Marcellus Shale production regions. Our wet gas pricing of $8.57 per Mcf consists of the sum of: (i) $5.16 per Mcf assuming 1,057 MBtu of residue gas (including ethane); (ii) $2.95 per Mcf assuming 43 Bbl/MMcf NGLs at 69% West Texas Intermediate (WTI) pricing of $100 per barrel; and (iii) $0.46 per Mcf assuming 5 Bbl/MMcf condensates at 85% WTI pricing of $100 per barrel.

5. Forecasted Coal Sales and Contracted Positions. The following table sets forth our estimated coal sales for the first quarter 2014 and for the twelve months ending 2014 for each of thermal, low volatile and high volatile coal.

	1st Quarter 2014 (estimate)	2014 (estimate)
Thermal	6.5	25.5-27.1
Low Volatile	1.1	4.2-4.4
High Volatile	0.5	1.3-1.5

Total	8.1	31.0-33.0

For 2014, CONSOL Energy notes the following. More than 90% of its estimated production is under contract to be sold, with more than 85% of such tonnage already priced. Approximately 80% of the low volatile and high volatile metallurgical coal tons are forecasted to be shipped overseas. Approximately 93% of its thermal coal tons are forecasted to be delivered domestically.

6. Producing Wells. CONSOL Energy has the following producing gross wells as of December 31, 2013: 460 producing gross wells in the Marcellus Shale; 11 producing gross wells in the Utica Shale; and one producing well in the Upper Devonian Shale. Producing gross wells include wells that CONSOL Energy has a working interest or royalty interest as of December 31, 2013.

The information included in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 attached hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Typographical Error in Exhibit 95 for Form 10-K. Exhibit 95, to CONSOL Energy’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed on February 7, 2014, inadvertently indicated under the column heading “Total Dollar Value for MSHA Assessments,” that the data was in thousands.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release dated April 7, 2014 announcing 2014 first quarter operational results of CONSOL Energy Inc.

Exhibit 99.2	Press Release dated April 7, 2014 announcing the proposed notes offering by CONSOL Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: April 7, 2014

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release dated April 7, 2014 announcing 2014 first quarter operational results of CONSOL Energy Inc.

Exhibit 99.2	Press Release dated April 7, 2014 announcing the proposed notes offering by CONSOL Energy Inc.